As filed with the Securities and Exchange Commission on April 27, 2012

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Beam Inc.

(Exact name of registrant as specified in its charter)

Delaware	510 Lake Cook Road Deerfield, Illinois 60015 (847) 948-8888	13-3295276
(State of other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

KENTON R. ROSE, Esq.

SENIOR VICE PRESIDENT, GENERAL COUNSEL, CHIEF ADMINISTRATIVE OFFICER AND SECRETARY

Beam Inc.

510 Lake Cook Road, Deerfield, Illinois 60015

(847) 948-8888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

EDWARD P. SMITH, Esq.

CHARLES E. HORD, III, Esq.

Chadbourne & Parke LLP

30 Rockefeller Plaza, New York, New York 10112

(212) 408-5100

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Aggregate Offering Price/ Amount of Registration Fee (1)
Debt Securities
Common Stock, $3.125 par value per share
Preferred Stock, without par value
Warrants

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Warrants To Purchase Debt Securities

Warrants To Purchase Common Stock

Warrants To Purchase Preferred Stock

This prospectus describes some of the general terms that may apply to securities that we may issue and sell at various times. Please note that:

•	Prospectus supplements will be filed and other offering materials may be provided at later dates that will contain specific terms of each issuance of securities.

•	You should read this prospectus and any prospectus supplements or other offering materials filed or provided by us carefully before you decide to invest.

•

We may sell the securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be stated in an applicable prospectus supplement or other offering materials. We may also sell securities directly to investors.

Our common stock is listed on the New York Stock Exchange under the symbol “BEAM.” Any common stock that we may sell pursuant to this prospectus will be listed on the New York Stock Exchange upon official notice of issuance.

Investing in our securities involves certain risks. You should carefully consider the risks described under “Risk Factors” in Part I, Item 1A of our most recent annual report on Form 10-K, which is incorporated by reference herein, as well as other risk factor information contained or incorporated by reference in this prospectus or in any prospectus supplement before making a decision to invest in our securities. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 27, 2012.

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any applicable prospectus supplement or the documents incorporated by reference is accurate as of any date other than the date on the front of each of those documents. As used in this prospectus the terms the “Company,” “Beam,” “we,” “us,” and “our” may, depending upon the context, refer to Beam Inc., our consolidated subsidiaries, or to all of them taken as a whole.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “opportunity,” “plans,” “potential,” “projects,” “seeks,” “should,” “strives,” “targets,” “will,” “would,” and similar expressions or expressions of the negative of these terms. Such statements are only predictions and, accordingly, are subject to substantial risks, uncertainties and assumptions.

We intend for our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we set forth this statement in order to comply with those safe harbor provisions. Although we believe that the expectations, plans, intentions, and projections reflected in our forward-looking statements are reasonable, those statements are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. The risks, uncertainties, and other factors that our stockholders and prospective investors should consider include, but are not limited to, the following:

•	general economic conditions and credit market instability, particularly in Europe;

•	competitive market pressures (including pricing pressures);

•	changes in consumer preferences and trends;

•	risks pertaining to strategic acquisitions, joint ventures, and alliances, particularly financial and integration risks;

•	commodity and energy price volatility;

•	risks associated with doing business outside the United States, including currency exchange risks;

•	inability to attract and retain qualified personnel;

•	the impact of excise tax increases and customs duties on distilled spirits or changes to government financial incentives;

•	dependence on performance of distributors and other marketing arrangements;

•	customer defaults and related bad debt expense;

•	any possible downgrades of our credit ratings;

•	costs of certain employee and retiree benefits and returns on pensions assets;

•	tax law changes and/or interpretation of existing tax laws;

•	potential liabilities, costs and uncertainties of litigation;

•	ability to secure and maintain rights to trademarks and tradenames;

•	impairment in the carrying value of goodwill or other acquired intangibles;

•	disruptions at production facilities;

•	risks related to the Home & Security Spin-Off; and

•	other risks and uncertainties detailed from time to time in our SEC filings.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. In addition, we may include a description of the risks related to an investment in the securities described in an applicable prospectus supplement. Before making an investment decision, you should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

BEAM INC.

We are a leading premium spirits company that makes and sells branded distilled spirits products in major markets worldwide. Our principal products include bourbon whiskey, Scotch whisky, Canadian whisky, tequila, cognac, rum, cordials and ready-to-drink pre-mixed cocktails. Our portfolio includes several of the world’s top premium spirits brands and some of the industry’s fastest growing innovations.

The principal markets for our spirits products are North America, Australia and Europe, and we continue to invest in emerging markets such as India, Brazil, Russia, Central Europe, Asia, and other geographies. We operate our business on the basis of geographical regions, consisting of North America, Europe/Middle East/Africa (EMEA), and Asia-Pacific/South America (APSA).

Our spirits products are primarily sold through direct sales forces to distributors. We also sell spirits products through joint ventures with The Edrington Group Ltd., as well as through third-party distributors and global or regional duty free customers.

Our principal executive offices are currently located at 510 Lake Cook Road, Deerfield, Illinois 60015 and our telephone number is (847) 948-8888.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider, among other things, the matters discussed under “Risk Factors” in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our Form 10-Q or other filings with the SEC, all of which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled “Where You Can Find Additional Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred stock dividends, in each case for each of the periods indicated.

	Years Ended December 31,
	2007	2008	2009	2010	2011
Ratio of Earnings to Fixed Charges	2.51	3.38	2.04	2.50	1.85
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	2.51	3.37	2.04	2.49	1.84

For the purpose of computing the ratio of earnings to fixed charges, earnings means:

•	income (loss) from continuing operations before income taxes, minority interests and extraordinary items;

•	plus fixed charges;

•	less capitalized interest;

•	less income (loss) of equity investees; and

•	less preferred dividends of consolidated subsidiaries.

Fixed charges means the sum of the following:

•	interest expense (including capitalized interest) on all indebtedness;

•	amortization of debt discount and expenses;

•	that portion of rental expense which we believe to be representative of an interest factor; and

•	preferred dividends of consolidated subsidiaries.

Fixed charges includes amounts from both continuing and discontinued operations. Combined fixed charges and preferred dividends means fixed charges plus preferred dividend requirements.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities offered by this prospectus and any prospectus supplements for general corporate purposes, unless we specify otherwise in an applicable prospectus supplement. General corporate purposes may include the repayment of existing indebtedness, additions to working capital, capital expenditures, investments in our subsidiaries and the financing of possible acquisitions.

DESCRIPTION OF DEBT SECURITIES

Each prospectus supplement will state the particular terms of the debt securities it covers.

We will issue debt securities in one or more series under an indenture dated as of April 15, 1999 between us and The Bank of New York Mellon (as successor to The Chase Manhattan Bank), as trustee. The indenture may be supplemented from time to time. We have filed a copy of the indenture as an exhibit to the registration statement. In addition to the following summary, you should refer to the specific terms of the indenture for more detailed information. Some of the capitalized terms used in the following discussion are defined in the indenture, and their definitions are incorporated by reference into this prospectus. When we use italics, we are referring to sections in the indenture. Wherever we refer to particular provisions of the indenture, such provisions are incorporated by reference in our summary, which is qualified by such reference.

Determination of Terms

The indenture does not limit the amount of securities we may issue. Debt securities may be issued in one or more series as we may authorize at various times. (Section 3.01). An applicable prospectus supplement relating to the particular series of debt securities we are offering will specify the amounts, prices and terms of those debt securities.

The debt securities will be our direct, unsecured and unsubordinated obligations. The debt securities will rank equally with any of our other unsecured and unsubordinated obligations for borrowed money.

The indenture does not limit other indebtedness or securities which we may incur or issue. The indenture does not contain financial or similar restrictions on us, except as described under “Certain Covenants.”

Other than the protections which may otherwise be afforded holders of debt securities as a result of the operation of the covenants described in the indenture, there are no covenants or other provisions which may afford holders of debt securities protection if there is a leveraged buyout or other highly leveraged transaction involving us or any similar occurrence.

We may sell the debt securities, including original issue discount securities, at a substantial discount below their stated principal amount. Original issue discount securities are securities which bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe in a prospectus supplement certain U.S. federal income tax considerations for holders of any debt securities, including any special tax considerations applicable to original issue discount securities and debt securities denominated in a foreign currency or composite currency.

Form, Denominations, Exchange and Transfer

Unless otherwise provided in an applicable prospectus supplement, we will issue the debt securities in definitive form solely as registered securities, solely as bearer securities or as both registered securities and bearer securities. Unless otherwise provided in an applicable prospectus supplement, interest coupons will be attached to bearer securities. (Section 2.01). The indenture also provides that we may issue debt securities of a series in temporary or permanent global form. (Section 3.01).

Unless we specify otherwise in an applicable prospectus supplement, we will issue registered securities in denominations of multiples of $1,000 and bearer securities in denominations of $1,000 or $10,000. (Section 3.02). We will issue debt securities denominated in a foreign currency or in a composite currency in the denominations we specify in an applicable prospectus supplement.

You may surrender debt securities for exchange and registered securities for registration of transfer in the manner, at the places and subject to the restrictions set forth in an applicable prospectus supplement. This may be done without service charge but we may require payment of related taxes or other governmental charges. (Section 3.05). Bearer securities and the attached coupons will be transferable by delivery. Any restrictions on the sale of bearer securities under U.S. Treasury regulations will be described in the applicable prospectus supplement.

In the event of any redemption, we will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before (i) the day the relevant notice of redemption is mailed and ending at the close of business on the day of such mailing if debt securities of the series are issuable only as registered securities; and (ii) the day the relevant notice of redemption is first published if debt securities of the series are issuable only as bearer securities, or, if earlier, and if debt securities of the series are also issuable as registered securities and there is no publication, the day of mailing of the relevant notice of redemption, and in either case, ending at the close of business on the date of such publication or mailing;

•	register the transfer or exchange of any portion of a registered security called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

•

exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor which is then simultaneously surrendered for redemption.

Payment and Paying Agents

Unless we indicate otherwise in an applicable prospectus supplement, we will pay principal of and any premium and any interest on registered securities at the office of the paying agent or paying agents as we may designate at various times. However, at our option, we may make interest payments on registered securities by check mailed to the address, as it appears on the security register, of the person entitled to the payments. Unless we specify otherwise in an applicable prospectus supplement, we will make payment of any installment of interest on registered securities to the person in whose name the registered security is registered at the close of business on the record date for such interest. (Sections 3.07 and 10.02).

Unless we indicate otherwise in an applicable prospectus supplement, we will pay principal, any premium and any interest on bearer securities, subject to any applicable laws and regulations, at the offices of those paying agents outside the U.S. that we may designate at various times. However, at our option, we may make interest payments by check or by transfer to an account maintained by the payee with a bank located outside the U.S. (Sections 3.07 and 10.02). Unless we indicate otherwise in an applicable prospectus supplement, we will pay any interest on bearer securities on any interest payment date only upon presentation and surrender of the coupon relating to the interest payment date. (Section 10.01). We will not pay principal, any premium or any interest for any bearer security at any paying agency maintained by us in the U.S. or by check mailed to any address in the U.S. or by transfer to an account maintained with a bank located in the U.S. except as may be permitted without detriment to us under U.S. tax laws and regulations in effect at the time of such payment. Notwithstanding the foregoing,

•

any payment in respect of bearer securities to be made in U.S. dollars may be made at the office of a paying agent in the U.S. if payment at all paying agencies outside the U.S. is illegal or effectively precluded by exchange controls or other similar restrictions, and

•

any payment in respect of bearer securities to be made in a foreign currency or composite currency may be made at the office of a paying agent in the U.S. in U.S. dollars in an amount equal to the sum otherwise due in such foreign currency or composite currency as converted into U.S. dollars at the rate of exchange as set forth in the indenture if payment at all paying agencies outside the U.S. in such foreign currency or composite currency and in U.S. dollars in such amount is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 10.02).

We will name the paying agents outside the U.S. initially appointed by us for a series of debt securities in an applicable prospectus supplement. We may terminate the appointment of any of the paying agents at various times, but we will maintain in the Borough of Manhattan, The City of New York, at least one paying agency where the registered securities of each series may be presented for payment. We will maintain one or more paying agencies in a city or cities located outside the U.S. (including any city in which a paying agency is required to be maintained under the rules of any stock exchange on which the debt securities of such series are listed) where the bearer securities may be presented for payment. (Section 10.02).

All monies we pay to a paying agent for the payment of principal of, any premium or any interest on any debt securities that remain unclaimed at the end of two years after becoming due and payable will be repaid to us. After that time, the holder of the debt securities or coupon will look only to us for payment. (Section 10.03).

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary identified in an applicable prospectus supplement. Registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the registered global security or securities. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a registered global security may not be transferred or exchanged except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor depositary and except in the circumstances described in an applicable prospectus supplement. (Section 3.05).

We will describe the specific terms of the depositary arrangement with respect to any portion of a series of debt securities in an applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to institutions that have accounts with the depositary, and to persons that may hold interests through institutions. Such institutions are often referred to as “participants” of the depositary. For interests of participants, ownership of beneficial interests in the registered global security will be shown on the records maintained by the applicable depositary. For interests of persons other than participants, ownership of beneficial interests in the registered global security will be shown on the records of participants. Transfer of that ownership will be effected only through those records.

We expect that upon the issuance of a registered global security, and the deposit of the registered global security with or on behalf of the depositary, the depositary will immediately credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the registered global security to the accounts of participants. The accounts to be credited shall be designated by the underwriters or agents engaging in the distribution of such debt securities or by us if those debt securities are offered and sold directly by us.

Unless we specify otherwise in an applicable prospectus supplement, payment of principal of and premium, and any interest on, debt securities represented by any registered global security will be made to the depositary or its nominee, as the sole registered owner and the sole holder of the debt securities. Neither we, the trustee, nor any agents will be responsible for any aspect of the depositary’s records or any participant’s records relating to or payments made by the depositary or any participants on account of beneficial ownership interests in a registered global security representing any debt securities. Neither we, the trustee nor any agents will be responsible or liable for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any payment of principal of or any premium or any interest on any registered global security, immediately will credit, on its book-entry registration and transfer system, the participant’s accounts with the payments. Those payments will be credited in amounts proportionate to the respective beneficial interests of the participants in the principal amount of the registered global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a registered global security held through those participants will be governed by standing instructions and customary practices. Those payments will be the sole responsibility of those participants.

Except as otherwise set forth in an applicable prospectus supplement, we will issue certificated debt securities in exchange for each registered global security only if:

•

the depositary notifies us that it is unwilling or unable to continue as depositary for the registered global security or if at any time the depositary ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor of the depositary within 90 calendar days;

•	we determine that the registered global security shall be exchangeable for definitive debt securities in registered form; or

•	an Event of Default (as defined below under “Defaults and Certain Rights on Default”) for the debt securities represented by such registered global security has occurred and is continuing.

Any registered global security that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive debt securities will be registered in the name or names of the owners of such person or persons as the depositary shall instruct the trustee. It is expected that the instructions may be based upon directions received by the depositary from its participants regarding ownership of beneficial interests in the registered global security.

Unless we specify otherwise in an applicable prospectus supplement and except as provided above, owners of beneficial interests in the registered global security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders for any purpose under the indenture. No registered global security representing debt securities will be exchangeable except for another permanent registered global security of like denomination and tenor to be registered in the name of the depositary or its nominee. Each person owning a beneficial interest in the registered global security must rely on the procedures of the depositary. Persons who are not participants must rely on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a registered global security.

The indenture permits the depositary, as a holder, to authorize participants as its agents to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to make, give or take under the indenture. We understand that under existing industry practices, in the event that we request any action of holders or an owner of a beneficial interest in the registered global security desires to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to make, give or take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to make, give or take such action. The participants would authorize beneficial owners owning through them to make, give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

We may also issue the debt securities of a series in whole or in part in the form of one or more bearer global securities that we will deposit with a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System, and with a common depositary for Clearstream, or with a nominee for such common depositary, identified in an applicable prospectus supplement. We may issue the bearer global securities in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, for any portion of a series of debt securities to be represented by one or more bearer global securities, will be described in an applicable prospectus supplement.

Convertible Debt Securities

The terms and conditions upon which any convertible debt securities of a series may be converted into shares of common stock, including the initial conversion price or rate and the conversion period, and other provisions, will be set forth in a prospectus supplement. See “Description of Capital Stock.”

Certain Covenants

Definitions. The following is a summary of certain defined terms used in the restrictive covenants contained in the indenture:

•

“Consolidated Net Tangible Assets” means the excess over current liabilities of all assets as set forth in our consolidated balance sheet after deducting goodwill, trademarks, patents, other like intangibles and minority interests of others.

•

“Funded Debt” includes: (1) indebtedness for borrowed money maturing more than one year from the date of creation or extension thereof, (2) guarantees of funded debt or of dividends, other than guarantees arising in connection with the sale or pledge of customers’ paper or otherwise arising in the ordinary course of business and (3) any funded debt secured by a mortgage on our property or any Restricted Subsidiary whether or not assumed.

•

“Restricted Subsidiary” is defined to exclude a Subsidiary organized under foreign laws or operating outside the U.S., a Subsidiary involved primarily in the business of finance, banking, credit, leasing, insurance, financial services, real estate, petroleum or gas, transportation, or overseas financing, a subsidiary substantially all the assets of which consist of the direct or indirect ownership of capital stock of any of the foregoing, and Subsidiaries of the foregoing. A Subsidiary required to be disposed of by court order and determined by our board of directors not to be a Restricted Subsidiary is also excluded from the definition of Restricted Subsidiary. Our board of directors may declare any Subsidiary that otherwise would be excluded from the definition of Restricted Subsidiary to be a Restricted Subsidiary.

•

“Secured Debt” includes indebtedness for money borrowed secured by a mortgage upon any of our assets or any assets of a Restricted Subsidiary; “mortgage” includes any mortgage, pledge or security interest.

•

“Subsidiary” is defined as any corporation of which we or any one or more Subsidiaries directly or indirectly own outstanding stock having voting power sufficient to elect, under ordinary circumstances, a majority of the directors. (Section 1.01).

Restrictions on Secured Debt. The indenture provides that, except as described below, neither we nor any Restricted Subsidiary may incur any Secured Debt without securing the debt securities, and, if we so elect, any indebtedness ranking equally with the debt securities, equally and ratably with, or prior to, such Secured Debt. This restriction does not apply to indebtedness secured by:

•	mortgages existing at the time a corporation becomes a Restricted Subsidiary;

•

mortgages assumed in connection with a merger with, or an acquisition of substantially all of the properties of, a corporation, if any such mortgage existed prior to such merger or acquisition and did not apply to any property owned by us or a Restricted Subsidiary immediately prior to such merger or acquisition;

•

mortgages on certain property to finance the cost of acquisition, construction or improvement that are created contemporaneously or within 90 days after such acquisition or completion of such construction or improvement;

•	mortgages securing indebtedness owing to us or a Restricted Subsidiary;

•	mortgages in favor of the U.S. or any State or any instrumentality of either to secure partial, progress, advance or other payments pursuant to any contract or statute;

•	mortgages incurred under industrial revenue bond or similar financings; or

•	extensions, renewals or refundings of any of the foregoing.

Notwithstanding the above provisions, we and our Restricted Subsidiaries may incur Secured Debt without equally and ratably securing the debt securities if after giving effect thereto the sum of:

•	the total of all of our Secured Debt and the Secured Debt of Restricted Subsidiaries, except Secured Debt of the types described in the paragraph immediately above as not restricted;

•	the value of all sale and lease back transactions; and

•	the aggregate of all unsecured Funded Debt of Restricted Subsidiaries which, if it were secured debt, would be permitted by this paragraph,

does not exceed 10% of Consolidated Net Tangible Assets. (Section 10.06).

Restrictions on Borrowing by Restricted Subsidiaries. The indenture provides that Restricted Subsidiaries may not incur any Funded Debt, except:

•	Funded Debt owed to us or a Restricted Subsidiary;

•	Funded Debt which is Secured Debt that could under the preceding paragraphs of “Restrictions on Secured Debt” be incurred without ratably securing the debt securities;

•	unsecured Funded Debt which represents an extension, renewal or refunding of Secured Debt described in the second sentence of the first paragraph of “Restrictions on Secured Debt” above;

•	unsecured Funded Debt, which, if it were Secured Debt, would be permitted by the last paragraph of “Restrictions on Secured Debt” above without ratably securing the debt securities;

•	existing unsecured Funded Debt assumed by a Restricted Subsidiary in connection with its merger with, or acquisition of all or a substantial part of the assets of, any corporation;

•	unsecured Funded Debt of any corporation existing when it becomes a Restricted Subsidiary;

•	Funded Debt incurred in connection with industrial revenue bond or similar financings; or

•	extensions, renewals or refundings of any of the foregoing. (Section 10.05).

Restrictions on Sale and Lease Back Transactions. The indenture provides that neither we nor any Restricted Subsidiary may sell and lease back for periods exceeding five years any major facility owned as of the date of the indenture unless:

•	fair value is received for the facility sold; and

•

an amount equal to the net proceeds of such sale is applied within 120 days after the sale to the retirement of Funded Debt which is not subordinated in right of payment to the debt securities, provided that the amount of such required retirement shall be reduced by:

•

the amount of any Secured Debt which we or such Restricted Subsidiary could then incur under the last paragraph of “Restrictions on Secured Debt” above without ratably securing the debt securities, and

•

the principal amount of any instruments evidencing Funded Debt of the Company or any Restricted Subsidiary, including the debt securities, delivered within 120 days after the sale to the applicable trustee for retirement and cancellation, other than instruments retired by payment at maturity or pursuant to mandatory sinking fund or prepayment provisions. (Section 10.07).

Restrictions on Transfers of Property. Neither we nor any Restricted Subsidiary may transfer or lease any major facility to any Subsidiary not considered a “Restricted Subsidiary” for any of the reasons described in the first sentence of the Restricted Subsidiary definition in the “Definitions” paragraph above. (Section 10.08).

Limitations on Merger

The indenture provides that if we merge or consolidate with or into any other corporation or we transfer substantially all of our assets to any other corporation, and as a result any of our property or the property of a Restricted Subsidiary would become subject to any mortgage, we will simultaneously with or prior to such transaction secure the debt securities by a prior lien on such property. (Section 8.03). If we merge or consolidate with any other corporation or we transfer substantially all of our assets to any other corporation, the successor corporation shall be substituted as obligor under the indenture. (Sections 8.01 and 8.02).

Modification of Indenture

In general, our rights and obligations and the rights of holders of debt securities under the indenture may be modified if holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. However, the indenture provides that, unless each affected holder agrees, we cannot make any adverse change to any payment term of a debt security such as:

•	extending the maturity date;

•	extending the date on which we have to pay interest;

•	reducing the interest rate;

•	reducing the amount of principal we have to repay;

•	changing the currency in which we have to make any payment of principal, premium or interest;

•	modifying any redemption or repurchase right to the detriment of the holder;

•	modifying any right to convert the debt securities for another security to the detriment of the holder;

•	impairing any right of a holder to bring suit for payment;

•	reducing the percentage of the aggregate principal amount of debt securities needed to make any amendment to the indenture or to waive any covenant or default; or

•	making any change to this provision of the indenture. (Section 9.02).

However, if the trustee and we agree, we can amend the indenture without notifying any holders or seeking their consent in certain specified circumstances, including if the amendment does not materially and adversely affect any holder. (Section 9.02).

Defaults and Certain Rights on Default

An “Event of Default” is defined under the indenture as any of the following:

•	default for 30 days in payment of any interest;

•	default in payment of principal;

•	default for 60 days after notice in performance of any other covenant in the indenture; and

•	certain events of bankruptcy, insolvency, receivership or reorganization.

We will furnish to the trustee annually a written statement as to the fulfillment of our obligations under the indenture. In case an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding may declare the principal of all the debt securities of such series to be due and payable. The indenture permits such declaration, under certain circumstances, to be rescinded by the holders of a majority in principal amount of the debt securities of the series at the time outstanding. (Sections 5.01, 5.02 and 10.04).

Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default occurs and is continuing, the indenture provides that the trustee is not obligated to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security or indemnity.

Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the debt securities of any series at the time outstanding and so affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

The holders may, in certain cases, waive any default except a default in payment of principal of or premium, if any, or interest, if any, on the debt securities of such series. (Sections 5.12, 5.13 and 6.03).

Defeasance

The applicable prospectus supplement will state if any defeasance provision will apply to the debt securities.

The indenture contains a provision that, if made applicable to any series of debt securities, permits us to elect (a) to defease and be discharged from most of our obligations with respect to any series of debt securities then outstanding (Section 4.03), or (b) to be released from our obligations under most of our restrictive covenants, including those described above under “Certain Covenants” (Section 10.10). We call the first election “legal defeasance” and the second election “covenant defeasance.” To make either election, we must:

•

deposit in trust with the trustee (a) in the case of debt securities and coupons denominated in U.S. dollars, U.S. government obligations and (b) in the case of debt securities and coupons denominated in a foreign currency, foreign government securities denominated in such foreign currency, which through the payment of principal and interest in accordance with their terms and, together with any additional currency deposited, will provide sufficient money, without reinvestment, to repay in full those debt securities; and

•

deliver to the trustee an opinion of counsel that holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and related defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such deposit and related defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel is to be based on a ruling of the IRS to such effect, unless we indicate otherwise in an applicable prospectus supplement.

Governing Law

The indenture, the debt securities and any coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.12).

Concerning the Trustee

The Bank of New York Mellon (formerly known as The Bank of New York) is successor trustee under two indentures for our outstanding debt securities, as successor by virtue of a transfer of substantially all of the corporate trust business of JPMorgan Chase Bank, National Association, formerly known as JPMorgan Chase Bank, and The Chase Manhattan Bank. The trustee has banking affiliates with which we may from time to time maintain credit facilities or other ordinary banking relationships.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock includes a summary of certain provisions of our restated certificate of incorporation and our by-laws, as amended. This description is not complete and is qualified in its entirety by the applicable provisions of the Delaware General Corporation Law, our restated certificate of incorporation and our by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part and incorporated by reference herein.

Capital Stock

We have authorized 810 million shares, of which 750 million are common stock, par value $3.125 per share, and 60 million are preferred stock, without par value.

Apart from the $2.67 convertible preferred stock described below under “$2.67 Convertible Preferred Stock,” the rights, preferences and limitations of which are set forth in the restated certificate of incorporation, our board of directors is empowered to provide for any series of preferred stock and, in general, to determine the relative rights, preferences and limitations of such series. The restated certificate of incorporation provides that no holder of common stock or preferred stock shall have any preemptive rights.

The outstanding shares of common stock and $2.67 preferred are, and any shares of common stock issued upon conversion of any convertible debt securities will be, validly issued, fully paid and non-assessable.

Common Stock

Holders of common stock are entitled to receive such dividends as are declared by our board of directors. Holders of common stock are entitled to cast one vote for each share on all matters voted upon by stockholders, except where holders of preferred stock are entitled to vote separately in certain cases. Upon liquidation of Beam, holders of common stock are entitled to share equally and ratably in any assets available for distribution to them.

No dividend may be paid or declared on the common stock or any other junior stock, other than a dividend payable in common stock or other junior stock, nor may any shares of common stock or any junior stock be acquired for a consideration by us or any subsidiary, unless all dividends on the $2.67 preferred accrued for all past quarterly dividend periods have been paid and unless, in the case of dividends on the common stock or any other junior stock, the full dividends on the $2.67 preferred for the then current quarterly dividend period have been then paid or declared. Subject to the foregoing, the restated certificate of incorporation does not restrict us from purchasing shares of common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “BEAM.”

The transfer agent for shares of common stock is Wells Fargo Bank, National Association.

$2.67 Convertible Preferred Stock

Holders of $2.67 preferred are entitled to cumulative dividends at an annual rate of $2.67 per share, payable quarterly on the 10th day of March, June, September and December, as and when declared by our board of directors. Holders are also entitled to preference in liquidation of $30.50 per share plus accrued dividends then unpaid and to three-tenths of a vote per share on all matters voted upon by stockholders and have the right to convert each share of $2.67 preferred into 8.411 shares of common stock. In certain events, the factor for converting the $2.67 preferred into common stock will be adjusted to prevent dilution of the conversion right. Holders of $2.67 preferred are not, except in certain cases, entitled to vote as a class. We may redeem all or any part of the $2.67 preferred at a price of $30.50 per share, plus accrued dividends then unpaid.

Election of Directors, Other Voting Provisions and Related Matters

Our restated certificate of incorporation provides that, from and after the election of directors at the 2012 annual meeting of stockholders, the board of directors will no longer be classified and each director will be elected for a one-year term expiring at the next annual meeting. The exact number of directors will be determined from time to time by or pursuant to the by-laws, provided that their number shall not exceed 20. The board of directors is currently comprised of seven directors. The restated certificate of incorporation also provides a procedure requiring that we receive advance written notice of stockholder nominations of directors.

The by-laws require that the annual meeting of our stockholders for the election of directors and other proper business be held at such place as may from time to time be designated by the directors on the last Tuesday of April or on such other day as the directors may designate. The by-laws further provide that special meetings of the stockholders may be called only by the Chairman of the Board, the President, the directors, by resolution adopted by a majority of the entire board of directors, or by the Secretary of the Company upon the written request (in accordance with the requirements in the by-laws) of the holders of record of not less than 25% of the voting power of the common stock and $2.67 preferred, considered together as a single class. In addition, the restated certificate of incorporation provides that any action to be taken by the stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent. The by-laws require that, except as otherwise provided by law, at least ten days’ prior notice of each annual or special meeting shall be given by written notice signed by the Secretary or an Assistant Secretary and mailed to each stockholder of record entitled to vote. The by-laws also provide a procedure requiring that advance written notice be given to us of the proposal by stockholders of business other than the nomination of directors and then only such business as is stated in a notice of a special meeting shall be transacted at such meeting.

Certain of the provisions described under this section entitled “Description of Capital Stock,” including the right to issue additional shares of preferred stock, could have the effect of discouraging transactions that might lead to a change in control of Beam Inc.

DESCRIPTION OF DEBT WARRANTS

The following summarizes the terms of debt warrants we may issue. We will issue the debt warrants under a debt warrant agreement that we will enter into with a bank or trust company, as debt warrant agent, that we select at the time of issue.

Determination of Terms

We may issue debt warrants evidenced by debt warrant certificates under the debt warrant agreement independently or together with any debt securities we offer by any prospectus supplement. An applicable prospectus supplement will describe the particular terms of the debt warrants it covers.

You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in an applicable prospectus supplement. Debt warrant holders, as such, do not have any of the rights of holders of debt securities, except to the extent that the consent of debt warrant holders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, debt warrant holders are not entitled to payments of principal of and interest, if any, on the debt securities.

Exercise of Debt Warrants

You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.

DESCRIPTION OF WARRANTS TO PURCHASE COMMON OR PREFERRED STOCK

The following summarizes the terms of common stock warrants and preferred stock warrants we may issue. This description is subject to the detailed provisions of a stock warrant agreement that we will enter into with a stock warrant agent we select at the time of issue.

General Terms

We may issue stock warrants evidenced by stock warrant certificates under the stock warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer stock warrants, an applicable prospectus supplement will describe the particular terms of the stock warrants it covers.

The shares of common stock or preferred stock we issue upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be validly issued, fully paid and non-assessable.

Exercise Of Stock Warrants

You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. Surrendered stock warrant certificates must be accompanied by payment of the exercise price in the form of cash or a check. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates and the exercise price, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

No Rights As Shareholders

Holders of stock warrants, as such, are not entitled to vote, to consent, to receive dividends or to receive notice as holders of common stock or preferred stock with respect to any meeting of such holders, or to exercise any rights whatsoever as holders of Beam common stock or preferred stock.

PLAN OF DISTRIBUTION

We may sell the securities:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors;

•	through agents; or

•	any combination of these.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices. These prices may be changed from time to time and may be set:

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

An applicable prospectus supplement will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We will describe the method of distribution of the securities in an applicable prospectus supplement.

Underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions under the Securities Act. An applicable prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may agree with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments made by the underwriters, dealers or agents as a result of those civil liabilities.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

If indicated in an applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase securities from us at the public offering price set forth in an applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions set forth in an applicable prospectus supplement, and an applicable prospectus supplement will set forth the commission payable for solicitation of the contracts.

We expect that any securities we offer other than common stock will be new issues of securities with no established trading market. Underwriters may make a market in these securities. However, they are not obligated to make a market and may discontinue market making activity at any time. Therefore, we cannot give any assurances to you as to the liquidity of the trading market for any securities.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

LEGAL OPINION

The validity of the issuance of securities offered by this prospectus will be passed upon for us by Chadbourne & Parke LLP. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC, which the SEC maintains in the SEC’s File No. 1-9076. You can read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information deemed to be furnished and not filed in accordance with SEC rules) until our offering is completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	Current Reports on Form 8-K filed on February 24, 2012, April 26, 2012 (only with respect to Item 8.01 thereof) and April 27, 2012;

•	Definitive Proxy Statement on Schedule 14A filed on March 9, 2012; and

•

The description of our common stock contained in our Registration Statements on Form 8-A filed pursuant to Section 12(b) of the Exchange Act, including any amendment or report updating such description.

You may request a copy of these filings, at no cost other than for exhibits of such filings, by writing to or telephoning us at the following address (or by visiting our web site at http://www.beamglobal.com):

BEAM INC.

Office of the Secretary

510 Lake Cook Road

Deerfield, Illinois 60015

Telephone number (847) 948-8888

We have filed with the SEC a registration statement to register the debt securities, common stock, preferred stock and warrants to purchase such securities under the Securities Act. This prospectus omits certain information contained in the registration statement, as permitted by SEC rules. You may obtain copies of the registration statement, including exhibits, as noted in the paragraph above.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by Beam.

Securities and Exchange Commission Registration Fee	$	*
Legal Fees and Expenses		**
Accountants’ Fees and Expenses		**
Transfer Agent and Trustee’s Fees and Expenses		**
Printing Expenses		**
Miscellaneous		**
Total		**

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
**	Not presently known.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Registrant under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, our restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL or decisional law, no director shall be personally liable to the Registrant or to its stockholders for monetary damages for breach of his or her fiduciary duty as a director. The effect of this provision in the restated certificate of incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders’ derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

The Registrant’s bylaws (the “bylaws”) provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of any other corporation or enterprise (including an employee benefit plan), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed in respect thereof, and any taxes imposed on such person as a result of such payments) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in such action, suit or proceeding, to the fullest extent authorized by the DGCL, provided that the Registrant shall indemnify such person in connection with any such action, suit or proceeding initiated by such person only if authorized by the Board of Directors of the Registrant or brought to enforce certain indemnification rights.

The bylaws also provide that expenses incurred by an officer or director of the Registrant (acting in his capacity as such) in defending any such action, suit or proceeding shall be paid by the Registrant, provided that if required by the DGCL such expenses shall be advanced only upon delivery to the Registrant of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Registrant.

The bylaws also provide that indemnification provided for in the bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the Registrant may purchase and maintain insurance to protect itself and any such person against any such expenses, liability and loss, whether or not the Registrant would have the power to indemnify such person against such expenses, liability or loss under the DGCL or the bylaws.

The Registrant has procured insurance protecting it under its obligation to indemnify officers and directors against certain types of liabilities (including certain liabilities under the Securities Act) that may be incurred by them in the performance of their duties and affording protection to such officers and directors in certain areas to which the corporate indemnity does not extend, all within specified limits and subject to specified deductions.

In addition, the Registrant and certain other persons may be entitled under agreements entered into with agents or underwriters to indemnification by such agents or underwriters against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the Registrant or such persons may be required to make in respect thereof.

Item 16.	List of Exhibits.

1.1	Form of proposed Underwriting Agreement for Debt Securities and Debt Warrants.*

1.2	Form of proposed Underwriting Agreement for Common Stock.*

1.3	Form of proposed Underwriting Agreement for Preferred Stock.*

1.4	Form of proposed Underwriting Agreement for Common Stock Warrants.*

1.5	Form of proposed Underwriting Agreement for Preferred Stock Warrants.*

4.1	Indenture dated as of April 15, 1999 between Registrant and The Bank of New York Mellon (as successor to The Chase Manhattan Bank), as Trustee is incorporated herein by reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K filed on December 10, 1999.

4.2	Restated Certificate of Incorporation of Registrant is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 7, 2011.

4.3	By-laws of Beam Inc. (as amended) are incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 7, 2011.

4.4	Forms of Debt Securities.*

4.5	Form of Debt Warrant Agreement, including forms of Debt Warrant Certificates.*

4.6	Form of Common Stock Warrant Agreement, including Warrant Certificate for Common Stock.*

4.7	Form of Preferred Stock Warrant Agreement, including Warrant Certificate for Preferred Stock.*

4.8	Certificate of Designation of Preferred Stock.*

5	Opinion of Chadbourne & Parke LLP as to the legality of the securities being registered.

12	Statement re: Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Dividends.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered accounting firm.

23.2	Consent of Chadbourne & Parke LLP is contained in their opinion filed as Exhibit 5 to this registration statement.

24.1	Power of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Registrant (included on the signature pages hereto).

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York Mellon, the Trustee under the Indenture constituting Exhibit 4.1 hereto.

*	To be filed, if necessary, after the effectiveness of this registration statement as an exhibit to a post-effective amendment hereto or to be filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act.

Item 17.	Undertakings.

(a) The Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post–effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post–effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post–effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post–effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post–effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Deerfield, Illinois, on this 27th day of April, 2012.

BEAM INC.
(The Company)

By:	/s/ Kenton R. Rose
Kenton R. Rose
Senior Vice President, General Counsel, Chief Administrative Officer and Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Matthew J. Shattock, Kenton R. Rose and Robert F. Probst and each of them, as his or her true and lawful attorney-in-fact and agent with full power and substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any registration statement or filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below.

/s/ Matthew J. Shattock	/s/ Robert F. Probst
Matthew J. Shattock, President and Chief Executive Officer (principal executive officer) and Director Date: Date: April 27, 2012	Robert F. Probst, Senior Vice President and Chief Financial Officer (principal financial officer) Date: April 27, 2012

/s/ Leo A. Mierzwicki	/s/ A.D. David Mackay
Leo A. Mierzwicki, Vice President and Corporate Controller (principal accounting officer) Date: April 27, 2012	A.D. David Mackay, Director Date: April 27, 2012

/s/ Stephen W. Golsby	/s/ Richard A. Goldstein
Stephen W. Golsby, Director Date: April 27, 2012	Richard A. Goldstein, Director Date: April 27, 2012

/s/ Robert A. Steele	/s/ Peter M. Wilson
Robert A. Steele, Director Date: April 27, 2012	Peter M. Wilson, Director Date: April 27, 2012

/s/ Ann F. Hackett
Ann F. Hackett, Director Date: April 27, 2012

EXHIBIT INDEX

1.1	Form of proposed Underwriting Agreement for Debt Securities and Debt Warrants.*

1.2	Form of proposed Underwriting Agreement for Common Stock.*

1.3	Form of proposed Underwriting Agreement for Preferred Stock.*

1.4	Form of proposed Underwriting Agreement for Common Stock Warrants.*

1.5	Form of proposed Underwriting Agreement for Preferred Stock Warrants.*

4.1	Indenture dated as of April 15, 1999 between Registrant and The Bank of New York Mellon (formerly The Chase Manhattan Bank), as Trustee is incorporated herein by reference to Exhibit 4 to the Registrant’s Current Report on Form 8-K filed on December 10, 1999.

4.2	Restated Certificate of Incorporation of Registrant is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 7, 2011.

4.3	By-laws of Beam Inc. are incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 7, 2011.

4.4	Forms of Debt Securities.*

4.5	Form of Debt Warrant Agreement, including forms of Debt Warrant Certificates.*

4.6	Form of Common Stock Warrant Agreement, including Warrant Certificate for Common Stock.*

4.7	Form of Preferred Stock Warrant Agreement, including Warrant Certificate for Preferred Stock.*

4.8	Certificate of Designation of Preferred Stock.*

5	Opinion of Chadbourne & Parke LLP as to the legality of the securities being registered.

12	Statement re: Computation of Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Dividends is incorporated herein by reference to Exhibit 12 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered accounting firm.

23.2	Consent of Chadbourne & Parke LLP is contained in their opinion filed as Exhibit 5 to this registration statement.

24.1	Power of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Registrant (included on the signature pages hereto).

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York Mellon, the Trustee under the Indenture constituting Exhibit 4.1 hereto.

*	To be filed, if necessary, after the effectiveness of this registration statement as an exhibit to a post-effective amendment hereto or to be filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act.